Exhibit 10(d)

                           INDIAN RIVER NATIONAL BANK
                          INDIAN RIVER BANKING COMPANY

                           CHANGE IN CONTROL AGREEMENT

         THIS CHANGE IN CONTROL AGREEMENT ("Agreement") is entered into by and among Indian River National Bank and Indian River Banking Company (collectively and individually, "Employer"), and Diana L. Walker ("Employee").

         WHEREAS, in recognition of Employee's prior and continuing contribution to Employer, Employer wishes to provide Employee with certain benefits provided by this Agreement in the event of a Change in Control of the Employer.

         NOW, THEREFORE, in consideration of Employee's contribution and responsibilities, Employer hereby agrees to provide Employee with certain severance benefits as specifically provided herein.

                             SECTION 1 - DEFINITIONS

         (a) "Change in Control" means an event that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act") or any successor disclosure item; provided that, without limitation, such a Change in Control (as set forth in 12 U.S.C. Section 1841 (a)(2)of the Bank Holding Company Act of 1956, as amended) shall be deemed to have occurred if any person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than any person who on the date hereof is a director or officer of the Employer:
(i) directly or indirectly, or acting through one or more other persons, owns, controls or has power to vote 50% or more of any class of the then outstanding voting securities of the Employer; or (ii) controls in any manner the election of the directors of the Employer. For purposes of this Agreement, a "Change in Control" shall be deemed not to have occurred in connection with a reorganization, consolidation, or merger of Employer where the stockholders of the Employer, immediately before the consummation of the transaction, will own over 50% of the total combined voting power of all classes of stock entitled to vote of the surviving entity immediately after the transaction.

         (b) Termination for "just cause" means termination because of Employee's personal dishonesty, incompetence, willful misconduct, material breach of fiduciary duty, intentional failure to perform stated duties, willful violation of any law, rule, or regulation (other than traffic violations or similar offenses) or final cease-and-desist order. In determining "incompetence," the acts or omissions shall be measured against standards generally prevailing in the banking industry. No act, or failure to act on Employee's part, shall be considered "willful" unless done, or omitted to be done, by Employee not in good faith and without reasonable belief that his action or omission was in the best interest of Employer; provided that any act or omission to act on Employee's behalf in reliance upon advice or written opinion of Employer's counsel shall not be deemed to be willful.

                          SECTION 2 - TERM OF AGREEMENT

         The term of this Agreement shall be for two years commencing on January 1, 2003, and terminating on December 31, 2004, unless further extended or sooner terminated in accordance with the terms and conditions set forth herein. On January 1, 2004, and on each "Anniversary Date" thereafter, the term of this Agreement shall be extended for one additional year, unless Employer gives Employee written notice in advance of an Anniversary Date of its intent not to extend the term of this Agreement. Notwithstanding any other provision of this Agreement, this Agreement and the Protected Period shall terminate upon Employees termination for just cause.

             SECTION 3 - PAYMENTS TO EMPLOYEE UPON CHANGE IN CONTROL

         (a) Within 60 days following a Change in Control, Employee shall be entitled to terminate his or her employment with Employer by providing a written notice of termination and then be entitled to receive the termination benefits described in Section 4 hereof.


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         (b) If, within one year following a Change in Control, Employer terminates Employee's employment for any reason other than for just cause, Employee shall then be entitled to receive the termination benefits described in
Section 4 hereof.

                        SECTION 4 - TERMINATION BENEFITS

         (a) Upon an event described in Section 3, Employer or its successor(s) shall pay Employee, or in the event of Employee's subsequent death, his estate, as severance pay, a sum equal to one years' "highest annual base salary," For purposes of this Agreement, Employee's highest annual base salary shall mean the Employee's highest base salary during the three years immediately preceding Employee's termination. Such payment shall be made in substantially equal monthly installments on the last day of each month, or if these days are nonbusiness days, the immediate preceding business day, commencing with the month in which date of termination occurs. At the discretion of Employer, Employee may receive the full amount of this termination benefit in one lump sum payment.

         (b) Upon an event described in Section 3, Employer or its Successor(s) shall continue to provide life, health and disability coverage ("Coverage") comparable to the coverage maintained by Employer for Employee prior to his severance. Such Coverage shall cease upon the earlier of Employee obtaining new employment and receiving similar Coverage through another employer, which provides comparable coverage, or six months from the date of Employee's termination.

                      SECTION 5 - SUSPENSION OF OBLIGATIONS

         (a) If Employee is suspended from office and/or temporarily prohibited from participating in the conduct of Employer's affairs pursuant to an action brought by the Florida Department of Banking and Finance or the Federal Deposit Insurance Corporation (either, a "Regulatory Agency"), Employer's obligations under this Agreement shall be suspended as of the date of such action. The obligations of this Agreement shall be reinstated if the charges of the Regulatory Agency are subsequently dismissed, or if the Employee is otherwise determined to be not guilty of such charges.

         (b) If Employee is removed from office and/or permanently prohibited from participating in the conduct or affairs of Employer by a final order resulting from an action brought by a Regulatory Agency, all obligations of Employer under this Agreement shall terminate as of the effective date of such order.

                        SECTION 6 - NOTICE OF TERMINATION

         Any purported termination for just cause shall be communicated by a Notice of Termination to the Emp1oyee. For purposes of this Agreement, a "Notice of Termination" shall mean a written notice which shall indicate the specific basis for termination for just cause and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Employee's employment under the provision so indicated.

                       SECTION 7 - MODIFICATION AND WAIVER

         (a) This Agreement may not be modified or amended except as agreed to in writing by the parties hereto.

         (b) No term or condition of this Agreement shall be deemed to have been waived; nor shall there be any estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future, or as to any act other than that specifically waived.


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                             SECTION 8 - ARBITRATION

         The parties agree that any controversy or claim arising out of or relating to this Agreement or any breach hereof, including, without limitation, any claim that this Agreement or any portion hereof is invalid, illegal or otherwise voidable, shall be submitted to binding arbitration before and in accordance with the rules of the American Arbitration Association and judgment upon the determination and/or award of such arbitrator(s) may be entered in any court having jurisdiction thereof. Provided, however, that this clause shall not be construed to permit the award of punitive damages to either party. The situs of any arbitration shall be in Indian River County, Florida.

                           SECTION 9 - ATTORNEYS' FEES

In the event of an arbitration proceeding occurring out of or involving this Agreement, the prevailing party shall be entitled to recovery of reasonable attorneys' fees, expenses and costs, including fees and costs to enforce an award.

                            SECTION 10 - SEVERABILITY

         The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

                    SECTION 11 - HEADINGS FOR REFERENCE ONLY

         The headings of the Sections herein are included solely for convenience of reference and shall not control the meaning or the interpretation of any of the provisions of this Agreement.

                           SECTION 12 - APPLICABLE LAW

         This Agreement shall be governed in all respects and be interpreted by and under the laws of the State of Florida.

                             SECTION 13 - SUCCESSORS

         Employer shall require any successor to the business and/or assets of Employer in connection with a Change in Control to assume and agree to perform its obligations under this Agreement in writing.

                     SECTION 14 - NO CONTRACT OF EMPLOYMENT

         This Agreement shall not be deemed to constitute an employment contract between Employer and Employee or to be in consideration of or an inducement for the employment of Employee. Nothing contained in this Agreement shall be deemed to give Employee the right to be retained in the service of Employer or to interfere with the right of Employer to discharge Employee at any time.

                        SECTION 15 - LIMITATION OF RIGHTS

         Neither this Agreement, nor any amendment hereof, nor the payment of any benefits hereunder shall be construed as giving Employee or other person any legal or equitable right against Employer except as expressly herein.



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         IN WITNESS WHEREOF, Employer has duly executed this Agreement this 6th day of January, 2003


                                       INDIAN RIVER NATIONAL BANK

                                       By:  /s/ Paul A. Beindorf
                                           -------------------------------------
                                           Paul A. Beindorf
                                           President and Chief Executive Officer



                                       INDIAN RIVER BANKING COMPANY



                                       By: /s/ Paul A. Beindorf
                                           -------------------------------------
                                           Paul A. Beindorf
                                           President and Chief Executive Officer



                                       EMPLOYEE



                                       /s/ Diana L. Walker
                                       -----------------------------------------
                                       Diana L. Walker



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